Exhibit 5.1

Attorneys at Law

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New York, New York 10036

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Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

November 9, 2023

Heart Test Laboratories, Inc.

550 Reserve Street, Suite 360

Southlake, TX 76092

Re:	Registration Statement on Form S-3 (File No. 333-274554)

Ladies and Gentlemen:

We have acted as counsel to Heart Test Laboratories, Inc., a Texas corporation (the “Company”), in connection with the proposed issuance and sale by the Company, from time to time, of up to $10,000,000 of shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), of the Company pursuant to that certain Equity Distribution Agreement, dated September 18, 2023 (the “Original EDA”), as amended by that certain Amendment No. 1 to Equity Distribution Agreement, dated as of November 9, 2023 (the “EDA Amendment” and together with the Original EDA, the “Agreement”), entered into by and between the Company and Maxim Group LLC, as sales agent pursuant to an “at the market” offering prospectus, dated September 28, 2023 (the “Prospectus”) as supplemented by a prospectus supplement dated November 9, 2023 (the “Prospectus Supplement”) that form a part of the Company’s Registration Statement on Form S-3 (File No. 333-274554) (as amended or supplemented from time to time, the “Registration Statement”), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on September 18, 2023, and declared effective by the Commission on September 28, 2023.

In connection with this opinion letter, we have examined the Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of formation and bylaws, both as currently in effect, certain resolutions of the Company’s Board of Directors relating to the issuance and sale of the Shares and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based upon and subject to the foregoing, and assuming the receipt of the appropriate consideration for the Shares, we are of the opinion that the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and nonassessable.

Our opinions set forth herein are limited to the laws of the State of Texas (the “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-Kfiled by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and incorporated by reference into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Foley Shechter Ablovatskiy LLP